UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

QUEST SOLUTION, INC.

(Name of Registrant as Specified In Its Charter)

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Quest Solution, Inc.

2580 Anthem Village Drive

Henderson, Nevada 89052

Telephone: (702) 399-9777

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Common Stockholders:

We are furnishing this notice and the accompanying Information Statement (the “Information Statement”) to the holders (the “Stockholders”) of shares of common stock, $.001 par value per share (the “Common Stock”), of Quest Solution, Inc., a Delaware corporation (the “Company”), for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our Stockholders that on April 28, 2015, the holder of 8,897,367 shares of Common Stock and 500,000 shares of Series A Preferred Stock (the “Preferred Stock”), representing 83.67% of the total voting power of the 35,029,495 issued and outstanding shares of Common Stock and 500,000 issued and outstanding shares of Preferred Stock, executed a written consent in lieu of a meeting of Stockholders (the “Actions”), to be effective on May 20, 2015. The Action approved the following matters:

●	Electing three (3) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting to be held in 2016 or until their successors have been elected and qualified;

●	Ratifying the appointment of RBSM, LLP to serve as the Company’s independent registered public accounting firm for Fiscal Year 2015; and

●	Transacting such other business as may properly be submitted to the Company prior to the effectiveness of the Actions.

There were 35,029,495 shares of our Common Stock issued and outstanding on April 28, 2015. Each share of our Common Stock is entitled to one vote in connection with the matters described above.

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There were 500,000 shares of our Preferred Stock issued and outstanding on April 28, 2015. Each share of our Preferred Stock is entitled to 250 votes in connection with the matters described above.

We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

We are posting this Information Statement on our website and mailing notice of the posting on or about April 30, 2015 to Stockholders of record of the Company at the close of business on the day on April 28, 2015 (the “Record Date”) in compliance with Section 213 of the Delaware General Corporation Law. Stockholders who hold in excess of a majority of the outstanding voting power of the Company’s shares of voting capital stock entitled to vote on the Actions voted in favor of the Actions. As a result, the Actions were approved without the affirmative vote of any other Stockholders of the Company and are expected to be effective on May 20, 2015.

Our Board is not soliciting your proxy or consent. You are urged to read this Information Statement carefully and in its entirety for a description of the Actions taken.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Actions taken have no right under Delaware corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

This Information Statement is first being mailed or furnished to the Stockholders on or about April 30, 2015. This notice and the accompanying Information Statement constitute notice to you of the Action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Jason F. Griffith
Jason F. Griffith
Chief Executive Officer

Henderson, Nevada

April 30, 2015

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Quest Solution, Inc.

2580 Anthem Village Drive

Henderson, Nevada 89052

Telephone: (702) 399-9777

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders (“Stockholders”) of record of common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on April 28, 2015 (the “Record Date”) of Quest Solution, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), with respect to certain corporate actions taken by the holders of a majority of the outstanding Common Stock and the Series A Preferred Stock (the “Preferred Stock”) of the Company. This Information Statement is first being mailed or furnished to all Stockholders on or about April 30, 2015.

QUESTIONS AND ANSWERS

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify Stockholders of the Company that, as of the close of business on the Record Date, the corporate actions proposed to be taken pursuant to the written consent in lieu of the Company’s 2015 annual meeting, effective May 20, 2015, by the holders of a majority of our outstanding Common Stock and Preferred Stock (the “Actions”):

●	To elect three (3) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting to be held in 2016 or until their successors have been elected and qualified;

●	To ratify the appointment of RBSM, LLP to serve as the Company’s independent registered public accounting firm for Fiscal Year 2015; and

●	To transact such other business as may properly be submitted to the Company prior to the effectiveness of the Actions.

Our Board is providing this Information Statement to you pursuant to Section 14(c) of Exchange Act solely to inform you of, and provide you with information about, the Actions before they are consummated.

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Who is entitled to receive this Information Statement?

All holders of shares of Common Stock of record as of the close of business on the Record Date are entitled to notice of the actions approved by written consent of Stockholders holding a majority of the Common Stock.

What vote is required to approve the Action?

Our majority stockholder, Jason F. Griffith, or his affiliates, who owns in excess of 83% of our outstanding voting securities, voted in favor of the Actions.

Will there be an annual meeting of Stockholders to approve the Actions?

No. We will not hold an annual meeting of the Stockholders to approve the Actions. Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation, our Certificate of Designation of Series A Preferred Stock of the Company and our bylaws (the “Bylaws”), the Actions were approved by the written consent of a majority of the shares entitled to vote. Since Stockholders holding 83% of the total issued and outstanding voting capital stock of the Company on the Record Date voted to approve the Actions, the annual meeting of stockholders is not necessary and represents a substantial and avoidable expense to the Company.

What should I do now?

No action by you is required.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Actions, then you should contact us as follows:

Quest Solution, Inc.

2580 Anthem Village Drive

Henderson, Nevada 89052

Attention: Jason F. Griffith

(702) 399-9777

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MATTERS TO BE ACTED UPON

Jason F. Griffith, or his affiliates, voted in favor of the slate of directors and in favor of ratifying the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for Fiscal Year 2015. As of the Record Date, (i) Jason F. Griffith and his affiliates are the holders of 8,897,367 shares of Common Stock and (ii) Jason F. Griffith is the holder of 500,000 shares of Preferred Stock, which shares are entitled to 250 votes for each share of Preferred Stock on all matters submitted to a vote of the stockholders of the Company, or 125,000,000 votes. Jason F. Griffith and his affiliates are hereinafter referred to as “our principal stockholder.” Our principal stockholder is entitled to 133,897,367 votes out of a possible 160,029,495, or approximately 83%.

Proposal 1: Election of Directors

Three (3) directors were elected by the written consent of our principal stockholder and those persons elected will hold office until the next annual meeting of Stockholders or until their successors have been elected and qualified. Our Bylaws provide that the Board shall consist of no more than five (5) members, with the actual number to be established by resolution of the Board. The current Board has by resolution established the number of directors at five (5). If any of the nominees cannot serve for any reason, which is not anticipated, the Board may designate a substitute nominee or nominees. If a substitute is nominated, Mr. Griffith is expected to vote all voting shares for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the Board seat or seats vacant until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

Any vacancy that occurs during the year may be filled by a majority vote of the Board without any further Stockholder action. The vacancy may be filled for the remainder of the term, which is until the next Annual Meeting of Stockholders. There is no reason to believe that any nominee will be unable to serve if elected; and to the knowledge of Management, all nominees intend to serve the entire term for which election is sought.

The following persons have been nominated for election to the Board and elected by our principal stockholder:

●	Thomas Miller
●	Ian R. McNeil
●	Robert F. Shepard.

Directors will serve in such capacity until the next annual meeting of Stockholders or until their successors have been duly elected and qualified. Executive officers are elected by the Board.

Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his successor is elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDED A VOTE “FOR” EACH OF THOMAS MILLER, IAN R. MCNEIL AND ROBERT F. SHEPARD TO SERVE AS A DIRECTOR AND TO HOLD OFFICE UNTIL OUR 2016 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

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Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Board has selected RBSM, LLP as the independent auditor to perform the audit of our consolidated financial statements for 2015. RBSM, LLP is a registered public accounting firm.

Our principal stockholder ratified the selection of RBSM, LLP as our independent auditor for 2015. Although not required by law or our Bylaws, our Board submitted the selection of RBSM, LLP to Mr. Griffith for ratification as a matter of good corporate practice. Our Board may in its discretion select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDED ADOPTION OF PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RBSM, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Proposal 3: Other Matters

Management is not aware of any other business which is likely to be submitted to the Company prior to the effectiveness of the Actions. However, in the event that other matters properly are submitted to the Company, they will be acted upon accordingly.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Name	Age	Term Served*

Jason F. Griffith	37	Elected in 2008
CEO/Director

Scot Ross CFO/Director	55	Elected in 2014

Kurt Thomet President	55	Elected in 2014

Thomas Miller	63	Elected in 2014
Director (Nominee) Ian R. McNeil	43	Elected in 2015
Independent Director (Nominee)

Robert F. Shepard	63	Nominee for 2015
Independent Director, (Nominee)

*All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board and serve at the discretion of the Board.

The following is a brief description of the business background of the executive officers, directors, and director nominees of the Company:

Jason F. Griffith, Chief Executive Officer and Director

Mr. Griffith, age 37, is the CEO of the Company and member of the Board. Before being named CEO in 2010, Jason served as the Company’s CFO since 2008. Jason was one of the founding partners of De Joya Griffith, LLC, a CPA firm in Las Vegas in June 2002. Prior to joining the Company, Jason was CFO for South Texas Oil Company from 2002 until 2006, which was a subsidiary spun off and separately listed publicly from Datascension, Inc. Previous (and concurrent) to his work with South Texas Oil Company, he was the CFO for Datascension from 2002 until 2005. Prior to starting his own CPA firm, Jason began his career with Arthur Andersen in December 1998 until his move to Nevada in August 2001. Jason obtained his undergraduate (1998) and masters’ degree in accounting (2000) from Rhodes College in Memphis, Tennessee. He is a licensed certified public accountant in Georgia, Nevada and Tennessee. In addition to being a CPA, he is a Certified Management Accountant. Mr. Griffith is a member of the American Institute of Certified Public Accountants, the Association of Certified Fraud Examiners and the Institute of Management Accountants, along with being a member of the TN State Societies of CPAs as well as a founding member for the Las Vegas Chapter of the Exit Planning Institute and immediate past President for the Las Vegas Chapter of Entrepreneurs’ Organization (EO).

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Scot Ross, Chief Financial Officer and Director

Mr. Ross, age 55, is the CFO of the Company and a member of the Board. Mr. Ross was formerly the executive vice president and chief financial officer of Bar Code Specialties, Inc., the Company’s wholly owned subsidiary (“BCS”). In that role, Mr. Ross was primarily responsible for the finance, administration, legal and strategic planning for BCS, Inc. After earning his BS degree from the University of Southern California in 1984, Mr. Ross began his career in public accounting as a CPA and was an Audit Manager when he left in 1988 to join the Severin Group (the worldwide manufacturer and distributor of Gucci Timepieces) as a Worldwide Corporate Controller. In 1992, he joined a venture capital financed technology company, CDB Infotek, as Vice President, Chief Financial Officer, and director before engineering the sale of the business to a division of Equifax Corporation in 1996. From 1997 to 2000, Mr. Ross worked as the Vice President and CFO with Fresh Start Bakeries, Inc., (an international contract bakery supplier to McDonald’s Corporation) and co-engineered a $140 million LBO from Campbell’s Soup Company. From 2000-2002, he served as President and CEO of E-Commerce Exchange and later sold this business to iPMT Technologies. From 2002-2007 he was the CFO of M-Audio, Bandcon (2007-2010) and BCS from 2011-2014.

Kurt Thomet, President

Mr. Thomet, age 55, is the President of the Company. He founded Quest Marketing, Inc. company in 1993 after 9 years working in sales and channel management inside the data collection industry. Prior to starting Quest Solution he was VAR Manager for Venture backed pen based computer company PI Systems, and VAR Manager for Mobile and Barcode Computer Manufacturer Percon. He was responsible as a sales representative for Telxon Corporation the original WI-FI founder before acquisition by Cisco and Symbol Technologies. Thomet is based at the office in Eugene, Oregon. Mr. Thomet received his degree from Arizona State University in 1982. He is an Eagle Scout, an Advisory Council Member to Honeywell, an American Cancer Society Volunteer, and a board member of social media news organization NewsBeat Social and Renewable Energy Company Iterum.

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Thomas Miller, Director (Nominee)

Mr. Miller, age 63, is a member of the Company’s Board. Mr. Miller was previously on the Board of Advisors of BCS. He previously served on the Board of Directors of Socket Mobile, Inc. and is a Partner in The SAGE Group of Bellevue, Washington, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller and The SAGE Group also advise private equity firms who invest in wireless and mobility companies. Prior to joining The SAGE Group, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President from 2004 to 2005. He was also Vice President of Corporate Development until July 2006 with Intermec’s parent company UNOVA. Prior to his appointment as President of Intermec, he was Executive Vice President, Global Sales and Marketing from 2001 to 2003, and Senior Vice President, Americas and System and Solutions from 1999 through 2001. Mr. Miller was Chairman of the Automatic Industry and Mobility Association from 2003 to March 2006 and was recognized for his contributions to the industry with induction into the AIDC100 organization in 2004. Mr. Miller previously served on the board of directors and the audit and compensation committees of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry, from October 2006 until January 18, 2011 when it was purchased by Stanley Works. Mr. Miller received his Bachelors of Business and a Masters of Business Administration from Western Illinois University.

Ian R. McNeil, Independent Director (Nominee)

Mr. McNeil, age 43, is a member of the Company’s Board. He was the Co-Founder and Principal of Brennan Capital Partners, LLC, a boutique consulting firm focusing on private, high-growth companies, founded in 2010. From 2005 until joining Brennan Capital Partners, LLC, Mr. McNeil was the Chairman and Chief Executive Officer of Searchlight Minerals Corp., a mineral exploration company. From 2003 to 2005, Mr. McNeil served as the President of Nanominerals Corp., a precious metal exploration and development company. Since 2003, Mr. McNeil, through McNeil Consulting Group LLC, has provided consulting services to high-growth companies in the mineral exploration, technology and digital media industries. Mr. McNeil received his Bachelor of Commerce Degree from the University of Victoria, in Victoria, British Columbia, Canada in 1996.

Robert F. Shepard, Independent Director (Nominee)

Mr. Shepard, age 63, is the current President and CEO of Jenesey, Inc., a consulting company across diverse industries, both domestically and internationally, founded in 2001. From 2001 – 2008, Mr. Shepard served as CEO of Premier Dealer Services, Inc., a wholly owned subsidiary of American Financial Group (NYSE: AFG) in which he managed all aspects of their product offerings, operations, marketing and sales. From 1978 to 2001, Mr. Shepard served in multiple capacities for AON Corporation (NYSE: AON), inclusive of from 1993 – 2001 as CEO and Board member for AON Warranty Group (an AON Corporation subsidiary) and from 1995 – 2001 as Executive Vice President and Board member for Virginia Surety Company (an AON Corporation subsidiary). Mr. Shepard attended Virginia Tech University.

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Experience, Qualifications, Attributes and Skills of Our Director Nominees

Each of our directors brings a strong and unique set of experience, qualifications, attributes and skills in a variety of areas. Set forth below are the specific experience, qualifications, attributes and skills of our directors that led to the conclusion that each director should serve as a member of our Board of Directors.

We believe that Mr. Miller’s management, operations, and business knowledge and experience qualify him to serve on the Board. In particular, Mr. Miller has served with public and private companies over the years in this industry. Mr. Miller has over 30 years of experience in this industry and has experience with companies of a size similar to the Company’s, as well as banking, financial, board of director, and accounting experience.

We believe that Mr. McNeil’s management, operations, and business knowledge and experience qualify him to serve on the Board. In particular, Mr. McNeil has served with public and private companies over the years. Mr. McNeil has experience with companies of a size similar to the Company’s, as well as banking, financial, board of director, and accounting experience.

We believe that Mr. Shepard’s management, operations, and business knowledge and experience qualify him to serve on the Board. In particular, Mr. Shepard has served with public and private companies over the years. Mr. Shepard has experience with companies of a size similar to the Company’s, as well as banking, financial, board of director, and accounting experience.

Other Corporate Governance Matters

Legal Matters

On January 15, 2015, the Securities and Exchange Commission (the “SEC”) instituted public administrative and cease-and-desist proceedings against multiple defendants, including Jason F. Griffith and De Joya Griffith, LLC, a registered public accounting firm of which Mr. Griffith was a partner (“De Joya”). The SEC’s order alleged that Jason F. Griffith and De Joya either conducted deficient audits or failed to properly audit the alleged public shell companies in connection with the filing of registration statements filed with the SEC by other Defendants in the case. Mr. Griffith has responded to the SEC’s order for a proceeding and the matter is still ongoing. Quest Solution, Inc. is not a party to this administrative hearing or matter.

As of December 31, 2014, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company's Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

Board of Directors — Election of Officers

All directors hold their office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Any vacancy occurring in the Board may be filled by a majority of the remaining directors, though less than a quorum, by a sole remaining director, or by the stockholders. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next stockholders’ meeting in which directors are elected, unless the vacancy is filled by the stockholders’, in which case the terms shall expiree on the later of (i) the next meeting of the stockholders’ or (ii) the term designated for the director at the time of creation of the position being filled.

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Director Independence

Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19) and 5605(a)(2) of the rules of the Nasdaq Stock Market. The Board determined that Ian R. McNeil and Robert F. Shepard qualify as “independent directors” pursuant to such rules.

Board Committees

In light of newly elected members, our Board has not yet designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The Board intends to designate one or more such committees during 2015.

Our Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any applicable national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, our Board is expected to appoint an audit committee, nominating committee and compensation committee and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” because we currently do not have an audit committee in place; however, we believe that Mr. McNeil will qualify as an “audit committee financial expert.”

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

●	Compliance with applicable governmental laws, rules and regulations;

●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	Accountability for adherence to the code.

Due to the limited scope of the Company’s current operations, the Company has not adopted a corporate code of ethics that applies to its executive officers.

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Insider Trading Policy

Our Board adopted an insider trading policy that applies to all of its directors, officers and employees including our principal executive officer, principal financial officer, and principal accounting officer that applies to all trading except the exercise of stock options for cash under our stock option plan and the purchase of shares under an employee stock purchase plan, should we adopt such a plan. The insider trading policy addresses trading on material nonpublic information, tipping, confidentiality, 10b5-1 programs, disciplinary actions, trading windows, pre-clearance of trades, prohibition against short swing profits and individual responsibilities under the policy.

Conflicts of Interest

Certain conflicts of interest exist and may continue to exist between the Company and its officers and directors due to the fact that each has other business interests to which they may devote their primary attention. Each officer and director may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

Certain conflicts of interest may exist between the Company and its management, and conflicts may develop in the future. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company, its officers and directors or affiliated entities. There can be no assurance that management will resolve all conflicts of interest in favor of the Company, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties. Management will try to resolve conflicts to the best advantage of all concerned.

Stockholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. The Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because it believes that, given the limited scope of the Company’s operations, a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level. There are no specific, minimum qualifications that the Board believes must be met by a candidate recommended by the Board. Currently, the entire Board decides on nominees, on the recommendation of any member of the Board followed by the Board’s review of the candidates’ qualifications and interview of candidates. Based on the information gathered, the Board then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

The Company does not have any restrictions on stockholder nominations under its Certificate of Incorporation or Bylaws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules, to the extent such rules are or become applicable. The Board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to the Board, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange, requires the Company’s officers, directors and any person owning ten percent or more of the Company’s common stock, to file in their personal capacities initial statements of beneficial ownership, statements of change in beneficial ownership and annual statements of beneficial ownership with the SEC. Persons filing such beneficial ownership arrangements are required by SEC regulation to furnish to the Company copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in the Company’s Information Statement. Based solely on our review of copies of these reports filed with the SEC, we believe there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and 10% beneficial owners for 2014, except that the following officers, directors or 10% beneficial owners did not file certain reports under Section 16(a) on a timely basis during 2014: Jason F. Griffith (four Form 4 reporting transactions), Thomas Miller (one Form 3 reporting transaction) and Kurt Thomet (one Form 3 reporting transaction and one Form 4 reporting transaction).

SUMMARY COMPENSATION TABLE

The table below shows the compensation for services in all capacities we paid during the years ended December 31, 2014 and 2013 to our Chief Executive Officer, Chief Financial Officer and our other most highly paid executive officer (whom we refer to collectively as our “named executive officers”):

							All
Name and					Stock	Option	Other
Principal Position	Year	Salary ($)(1)		Bonus ($)	Awards	Awards(3)	Compensation	Total

Jason F. Griffith	2013	180,000		-	-	-	-	180,000
Chief Executive Officer	2014	167,977	(1)	-	-	91,831	-	259,808

Scot Ross	2013	0		-	-	-	-	0
Chief Financial Officer	2014	17,977		-	-	91,831	-	109,808

Kurt Thomet	2013	0		-	-	-	-	0
President	2014	196,537	(2)	-	-	-	-	196,537

(1)	Includes $150,000 of accrued of salary or stock based compensation, not necessarily paid in cash. Mr. Griffith’s salary for 2013 and through November 2014 was accrued. Mr. Griffith was added to the Company’s payroll in November 2014 and was paid $17,977 via payroll during 2014.

(2)	Executive was paid $9,857 through payroll and $186,679.66 as a contractor through Sextant Services, LLC which is owned and controlled by him.

(3)	The value of the option awards are based on Black Scholes Calculations on the date of issuance.

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	17,710,000	$1.08	0
Total	17,710,000	$1.08	0

Of the 17,710,000 warrants outstanding:

●	2,000,000 of the warrants are exercisable at $3.00 per share, and vest when the Company lists on the New York Stock Exchange or Nasdaq. These warrants expire January 9, 2017.

●	5,000,000 of the warrants are exercisable at $1.00 per share, and vest when Quest Marketing reaches $35,000,000 in sales. These warrants expire January 9, 2016.

●	200,000 of the warrants are exercisable at $1.00 per share by an advisory board member. These warrants expire July 15, 2018. Another 200,000 warrants were issued to an advisory board member with similar terms, but those warrants were canceled before year end and are not included in the amount above.

●	9,300,000 of these options are exercisable at $0.50 per share, these vest over a 10 year period based on service or certain milestones being met.

●	1,210,000 warrants with an average exercise price of $0.44 are owned by four unrelated individuals. Those warrants expire at various dates through April 30, 2018.

Director Compensation

Two of our four current directors, Messrs. Griffith and Ross, are also employees of the Company. In these roles, they are compensated for their service in those roles. They are not separately compensated for their service as members of our Board.

Director Compensation Table for 2014

	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
Name	in Cash ($)	Awards	Awards	Compensation	Compensation	Compensation	Total
Jason Griffith	-	-	-	-	-	-	-
Scot Ross	-	-	-	-	-	-	-
Thomas Miller(1)	-	-	-	-	-	-	-
Ian R. McNeil(1)(3)	-	-	-	-	-	-	-
Robert F. Shepard (2)(4)	-	-	-	-	-	-	-

1 – Subsequent to December 31, 2014, the Board has authorized compensation for directors to be (i) $3,000 per quarter as Board compensation and (ii) 36,000 stock options granted at the Company’s the current stock price (when appointed to the Board, as of February 26, 2015), which vest over a three-year term.

2 – Mr. Shepard will receive the same compensation package as Mr. McNeil.

3 – Mr. McNeil became a member of the Board in February 2015 and is nominated for Board membership for 2015.

4 – Mr. Shepard is nominated for Board membership for 2015.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements for our named executive officers generally provides that in the event of termination of such executive’s employment for any reason, or if the executive resigns, the Company is required pay certain separation benefits, including (i) unpaid annual salary earned through the termination date; (ii) unused vacation; (iii) accrued and unpaid expenses; and (iv) other vested and accrued benefits to which he is entitled under the Company’s employee benefit plan. In the event the executive voluntarily resigns for “good reason” (as defined in each executive’s respective Employment Agreement) or the Company terminates their employment for any reason other than for cause (as defined in each executive’s respective Employment Agreement), the Company will be required to pay certain termination benefits, including (i) a lump sum payment equal to the greater of (A) unpaid annual salary through the end of the Initial Term or Renewal Term (as those terms are defined in each executive’s respective Employment Agreement) or (B) two years of annual salary and (ii) COBRA reimbursement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our shares of Common Stock and Preferred Stock beneficially owned as of April 22, 2015, for (i) each Stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock or Preferred Stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants.[1] Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock or Preferred Stock that such person has the right to acquire within sixty (60) days of April 22, 2015. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

The beneficial ownership of each person as described in the table below was calculated based on 35,029,495 of Quest Solution Common Stock or Preferred Stock outstanding as of April 22, 2015, according to the record ownership listings as of that date and the verifications the Company solicited and received from each director, executive officer and five percent holder.

Security Ownership of Certain Beneficial Owners:

Title of	Name and Address	Amount and Nature	Percent of
Class	of Beneficial Owner	of Beneficial Ownership	Class

Common	Jason Griffith, c/o	8,897,367	25.40%
	2580 Anthem Village Dr.
	Henderson, NV 89052

Security Ownership of Management

Title of	Name and Address	Amount and Nature	Percent of
Class	of Beneficial Owner	of Beneficial Ownership (2)	Class (3)

Common	Jason F. Griffith	9,197,697	25.07%
Preferred	Chief Executive Officer	500,000	100.00%
	2580 Anthem Village Dr.		(1)
	Henderson, NV 89052

Common	Scot Ross, c/o		1.77%
	2580 Anthem Village Dr.	650,000
	Henderson, NV 89052

Common	Kurt Thomet, c/o		5.35%
	2580 Anthem Village Dr.	1,962,382
	Henderson, NV 89052

Common	Tom Miller, c/o		0.0%
	2580 Anthem Village Dr.	0
	Henderson, NV 89052

Common	Ian McNeil, c/o		0.0%
	2580 Anthem Village Dr.	0
	Henderson, NV 89052

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Total common shares held by management	11,810,079	32.19%
Total preferred shares held by management	500,000	100.00%

(1) 8,000,000 of these shares are owned by a trust for the benefit of Mr. Griffith, the remaining shares are owned directly or through entities which Mr. Griffith has ownership interest.

(2) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. The above includes shares were Griffith and Ross to exercise the 300,000 options at $0.50 which have or will vest within 60 days and if Thomet were to convert $1,062,382 of debt owed to him at $1 per share.

(3) Percentages are rounded to the nearest one-tenth of one percent. The percentage of class is based on 35,029,495 shares of Common Stock issued and outstanding and 500,000 shares of Preferred Stock issued and outstanding as of April 22, 2015. Based on the above, there would be an additional 1,662,382 shares included in this issued and outstanding calculation for beneficial ownership percentages

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the acquisition of Quest Marketing, Inc. (“Quest Marketing”), there was $1,273,292 of related party prepaid expenses for insurance policies that Quest Marketing previously maintained with an insurance company for which the stockholders also owned. The Company deemed this to be a related party and the insurance expenses paid during 2013, which was for 2014 coverage. While not a cash expense for 2014, this was taken as an expense from January 2014 through November 2014. The amount of expense was $1,273,292 in prepaid expenses for insurance coverage, paid in 2013, for 2014 coverage. As of January 1, 2014, the Company determined not to renew any of these policies now that they have expired.

In November 2014, the Company issued 900,000 shares of restricted common stock to Kurt Thomet to settle $450,000 owed to him.

In December 2014, the Company issued 350,000 shares of restricted common stock to Scot Ross to settle $133,000 of debt owed to him.

In December 2014, the Company issued 69,079 shares of restricted common stock to Jason Griffith to settle $ 26,250 of debt owed to him.

In November 2014, the Company entered into a compensation agreement with several executive officers. Concurrently, the Chief Executive Officer canceled his prior contract for a new contract which called for compensation of $180,000 per year.

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In connection with his appointment as the Chief Financial Officer, on November 20, 2014, Mr. Ross entered into an employment agreement (the “CFO Employment Agreement”) with the Company. The CFO Employment Agreement has an initial term of five years (the “Initial Term”) and can be renewed automatically thereafter for one year until ten years after the date of the CFO Employment Agreement (“Renewal Term”), unless terminated early by the Company or Mr. Ross.

Concurrently, on November 20, 2014, Mr. Jason Griffith, the Chief Executive Officer of the Company, entered into an employment agreement (the “CEO Employment Agreement”) with the Company.

The agreements for both executives were filed as Exhibits to the Company’s Current Report on 8-K, filed with the SEC on November 28, 2014. Both will receive an annual base salary of $180,000, which will be increased at least by 5% per year. They may be eligible to receive discretionary bonuses or acquisition bonuses at the sole discretion of the Board of its Compensation Committee. In addition, the executives will each be granted the following two stock options under the Company’s 2014 Inducement Award Plan, each with an exercise price of $0.50 per share:

A service-based stock option to purchase 1,200,000 shares of Common Stock. This Option vests with respect to 200,000 shares on November 20, 2014, and the balance will vest in a series of twenty (20) equal installments on the last day of each complete calendar quarter over the five (5)-year period commencing on December 31, 2014, subject to their continuous service with the Company.

A performance-based stock option to purchase 2,200,000 shares of Common Stock. This option will vest and become exercisable for all of the shares on November 21, 2023, provided that the Executive remains in continuous service with the Company on such date. The shares subject to the option will vest as follows: (a) if Company achieves annual net revenues between $100 million and $150 million in any given year, an additional 200,000 shares shall immediately vest; (b) if the Company achieves net revenues between $150 million and $200 million in any given year, an additional 400,000 shares shall immediately vest; (c) if the Company achieves annual net revenues between $200 million and $300 million in any given year, an additional 600,000 shares shall immediately vest; and (d) if the Company achieves annual net revenues in excess of $300 million in any given year, an additional 1,000,000 shares shall immediately vest (until in each case the option is fully vested). In the event of any vesting event in (a) through (d) above where net income as a percentage of net revenues exceeds 10%, then the shares vesting on such event shall be increased by 50%. In the event net income as a percentage of net revenues for such year is less than 5%, then the shares vesting on such event shall be decreased by 50%.

In the event the Company terminates the executive’s employment for any reason or if the executive resigns, the Company is required pay certain separation benefits, including (i) unpaid annual salary earned through the termination date; (ii) unused vacation; (iii) accrued and unpaid expenses; and (iv) other vested and accrued benefits to which he is entitled under the Company’s employee benefit plan. In the event the executive voluntarily resigns for “good reason” (as defined in their Employment Agreement) or the Company terminates their employment for any reason other than for cause (as defined under the Employment Agreement), the Company will be required to pay certain termination benefits, including (i) a lump sum payment equal to the greater of (A) unpaid annual salary through the end of the Initial Term or Renewal Term or (B) two years of annual salary and (ii) COBRA reimbursement.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit and Non-Audit Fees

Our Board is directly responsible for the appointment, compensation, and oversight of our independent auditor. It is the policy of our Board to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our Board has considered whether the provision by RBSM, LLP of services of the varieties described below is compatible with maintaining the independence of RBSM, LLP. Our Board believes the audit and tax services provided to us do not jeopardize the independence of RSBM, LLP.

The table below sets forth the aggregate fees we paid to RBSM, LLP for audit and non-audit services provided to us in 2014 and 2013.

	Fiscal Year Ended
	December 31,
	2014	2013
Audit fees	$129,726	$12,256
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Totals	$129,726	$12,256

The 2014 audit fees include the amounts paid for the audits during the acquisitions of Quest Marketing and BCS.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval of Services by the Independent Auditor

The Board has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Board has the responsibility to engage and terminate the Company’s independent registered public accountants, to pre-approve their performance of audit services and permitted non-audit services and to review with the Company’s independent registered public accountants their fees and plans for all auditing services. All services provided by and fees paid to our auditor, LL Bradford & Company, LLC (“Bradford”) and RBSM, LLP were approved by our Board.

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New Independent Registered Public Accounting Firm

On January 20, 2015, Bradford notified the Company, that the firm resigned as the Company’s independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Bradford on the Company’s financial statements for the years ended December 31, 2013 and for the period then ended did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Bradford on the Company’s financial statements as of and for the year ended December 31, 2013 contained the explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has reported a net loss of for the year ended December 31, 2013 and had an accumulated deficit as of December 31, 2013 that raises doubt about its ability to continue as a going concern.

Bradford also served as the auditor for Quest Marketing and BCS, which were acquired in 2014 and the respective audit reports for those did not contain the explanatory paragraphs relative to going concern issues.

During the years ended December 31, 2013 through January 20, 2015, the Company has not had any disagreements with Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bradford’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2013 through January 20, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On January 20, 2015 (the “Engagement Date”), the Company engaged RBSM, LLP as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage RBSM, LLP as the Company’s independent registered public accounting firm was approved by the Company’s Board.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM, LLP regarding either:

●	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

●	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

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ANNUAL REPORT ON FORM 10-K

The Company filed with the SEC its 2014 Annual Report on Form 10-K, which includes consolidated financial statements for Fiscal Year 2014, on April 9, 2015.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 2580 Anthem Village Drive, Henderson, Nevada 89052, Attention: Jason F. Griffith, (702) 399-9777.

A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Quest Solution, Inc. 2580 Anthem Village Drive, Henderson, Nevada 89052.

Stockholder Proposals for Inclusion in Proxy Statement for 2016 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on January 1, 2016. Stockholder proposals must be sent to Quest Solution, Inc. 2580 Anthem Village Drive, Henderson, Nevada 89052. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and the DGCL.

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BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jason F. Griffith
Jason F. Griffith
Chief Executive Officer

Henderson, Nevada

April 30, 2015

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